                                            EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization

See-Mode Technologies Pty. Ltd.	Australia
Radnet Managed Imaging Services, Inc.	California
Radnet Management, Inc.	California
Radnet Management I, Inc.	California
Radnet Management II, Inc.	California
Radnet Sub, Inc.	California
Beach Imaging Group, LLC	California
Diagnostic Village, LLC	California
FRI II, Inc.	California
FRI, Inc.	California
Glendale Advanced Imaging Center, LLC	California
Mission Advanced Imaging Center, LLC	California
Orange County Radiation Oncology, LLC	California
Pacific Imaging Partners, Inc.	California
Rolling Oaks Imaging Corporation	California
Rolling Oaks Radiology, Inc.	California
Santa Monica Imaging Group, LLC	California
SoCal MR Site Management, Inc.	California
Tri Valley Imaging Group, LLC	California
Valley Imaging Partners, Inc.	California
Ventura County Imaging Group, LLC	California
West Valley Imaging Group, LLC	California
RMIS Imaging Services, Inc.	Canada
Advanced Imaging Partners, Inc.	Delaware
Advanced NA, LLC	Delaware
American Radiology Services of Delaware, Inc.	Delaware
American Radiology Services LLC	Delaware
Aquila Medical Innovation, Inc.	Delaware
Arizona Diagnostic Radiology Group, LLC	Delaware
Arizona Imaging Services, LLC	Delaware
Community Imaging Partners, Inc.	Delaware
DeepHealth, Inc.	Delaware
Delaware Imaging Partners, Inc.	Delaware
Diagnostic Imaging Services, Inc.	Delaware
iCAD France, LLC	Delaware
iCAD, Inc.	Delaware
iCAD Italy, LLC	Delaware
Ide Imaging Partners, Inc.	Delaware
Idaho Imaging Services, Inc.	Delaware
Image Medical Corporation	Delaware
Indiana Imaging Services, Inc.	Delaware
ISSI Acquisition Corp.	Delaware
Kheiron Medical Technologies Inc.	Delaware

Mid Rockland Imaging Partners, Inc.	Delaware
Nulogix Health, Inc.	Delaware
Orange County Radiation Oncology, LLC	Delaware
Oregon Imaging Services, Inc.	Delaware
Pacific Diagnostic Imaging Group LLC	Delaware
PantheonXT Partners, LLC	Delaware
Qualia Acquisition Corp.	Delaware
Quantib Inc.	Delaware
Radiologix, Inc.	Delaware
Radiology Alliance Delivery Systems, LLC	Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.	Delaware
Radsite LLC	Delaware
Raven Holdings U.S., Inc.	Delaware
RMI Scheduling, Inc.	Delaware
Simi Valley Imaging Group, LLC	Delaware
Texas Imaging Services, LLC	Delaware
Treasure Coast Imaging Partners, Inc.	Delaware
Virginia Imaging Services, Inc.	Delaware
Washington Imaging Services, Inc.	Delaware
Xoft, Inc.	Delaware
Xoft Solutions, LLC	Delaware
Aidence UK Ltd.	England
CIMAR UK LIMITED (UK)	England
Kheiron Medical Technologies Ltd.	England and Wales
Questar Imaging, Inc.	Florida
Questar Victorville, Inc.	Florida
Scriptsender, LLC	Florida
Kepdoktor Kft	Hungary
Kheiron Medical Technologies KFT	Hungary
Radnet Tech Services Private Limited	India
CIMAR CLOUD (EU) LIMITED (IRELAND)	Ireland
Advanced Imaging at Timonium Crossing, LLC	Maryland
Advanced Imaging at St. Joseph Medical Center, LLC	Maryland
Advanced PET Imaging of Maryland, L.P.	Maryland
Advanced Radiology, LLC	Maryland
Advanced Radiology at Aberdeen, LLC	Maryland
Advanced /Upper Chesapeake Health Center, LLC	Maryland
Baltimore County Radiology, LLC	Maryland
Baltimore Washington Imaging Center, LLC	Maryland
Calvert Medical Imaging Centers, LLC	Maryland
Carroll County Radiology, LLC	Maryland
Capital Imaging at Capital Region, LLC	Maryland
Franklin Imaging, LLC	Maryland
Frederick County Radiology, LLC	Maryland
Greater Baltimore Diagnostic Imaging Partnership	Maryland
Montgomery Community Magnetic Imaging Center Limited Partnership	Maryland
Mount Airy Imaging Center, LLC	Maryland
Radar Medical Systems, LLC	Michigan
Aidence B.V.	Netherlands

DH AI International Holdings B.V.	Netherlands
Kheiron Medical Technologies B.V.	Netherlands
Quantib B.V.	Netherlands
Imaging On Call, LLC	New York
Imaging Services Company of New York, LLC	New York
Park West Circle Realty, LLC	New York
Garden State Radiology Network, LLC	New Jersey
Health Diagnostics of New Jersey, LLC	New Jersey
Integrated Health Network, Inc.	New Jersey
New Jersey Imaging Network, LLC	New Jersey
New Jersey Imaging Partners, Inc.	New Jersey
The New Jersey Imaging Partners, Inc.	New Jersey
eRad, Inc.	Pennsylvania
See-Mode Technologies Pte. Ltd.	Singapore
Roentgen Reinsurance Company, Ltd	Turks and Caicos
Aidence UK, Ltd	United Kingdom
Heart and Lung Imaging Limited	United Kingdom